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                                                                   EXHIBIT 10.18


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                         TABLE OF CONTENTS
ARTICLE 1 OBJECT OF THE AGREEMENT..............................................1
ARTICLE 2 PRODUCT..............................................................1
ARTICLE 3 PURCHASE COMMITMENT AND SUBSEQUENT PURCHASE ESTIMATES................2
ARTICLE 4 ORDERS...............................................................3
ARTICLE 5 PRICES...............................................................3
ARTICLE 6 TERMS OF PAYMENT.....................................................4
ARTICLE 7 TERMS OF DELIVERY....................................................5
ARTICLE 8 PACKING..............................................................5
ARTICLE 9 DELIVERY TIMES.......................................................5
ARTICLE 10 RESCHEDULING AND CANCELLATION.......................................6
ARTICLE 11 INSPECTIONS.........................................................7
ARTICLE 12 QUALITY REQUIREMENTS................................................8
ARTICLE 13 FACILITY SURVEYS....................................................8
ARTICLE 14 WARRANTY............................................................8
ARTICLE 15 PRODUCT LIABILITY...................................................9
ARTICLE 16 DISCONTINUATION OF PRODUCTION......................................10
ARTICLE 17 ENVIRONMENTAL MANAGEMENT...........................................10
ARTICLE 18 INDUSTRIAL PROPERTY RIGHTS AND PATENT INDEMNIFICATION..............10
ARTICLE 19 CONFIDENTIALITY....................................................11
ARTICLE 20 FORCE MAJEURE......................................................12
ARTICLE 21 EFFECTIVE DATE AND TERM............................................12
ARTICLE 22 PREMATURE TERMINATION..............................................13
ARTICLE 23 APPLICABLE LAW AND SETITLEMENT OF DISPUTES.........................14
ARTICLE 24 FINAL PROVISIONS...................................................14
APPENDIX 1 PARTS/PRODUCTS PURCHASE VOLUMES AND PRICES
APPENDIX 2 SPECIFICATIONS
APPENDIX 3 QUALITY REQUIREMENTS
APPENDIX 4 ROLLING FORCAST






[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              PRODUCTION AGREEMENT

     TRW Inc., a corporation incorporated in Ohio (hereinafter referred to as the "Buyer") of the first part and Endwave Corporation, a Delaware corporation (hereinafter referred to as the "Seller") of the second part have as parties (hereinafter referred to as the "Parties") of this agreement made and entered into this Production Agreement (hereinafter referred to as the "Agreement") as of the 31st day of March, 2000.


     WITNESSETH THAT

     WHEREAS Buyer and Nokia Telecommunications OY ("Nokia") previously entered into a Production Agreement, dated as of July 23, 1996 (the "Nokia Agreement") whereby Buyer agreed to provide to Nokia the transceiver modules referred to herein.

     WHEREAS Buyer and Buyer's previously wholly owned subsidiary, TRW Milliwave Inc. ("MW"), entered into purchase orders, whereby MW would perform the work under the Nokia Agreement for Buyer (the "MW Purchase Orders").

     WHEREAS MW was acquired by Seller on the date hereof pursuant to the terms of that certain Agreement and Plan of Merger, dated February 28, 2000, by and among Buyer, Seller and MW.

     WHEREAS Buyer and Seller wish to terminate the MW Purchase Orders and enter into this Agreement, whereby Seller will perform the work under the Nokia Agreement for Buyer.

     NOW THEREFORE THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:


                                    ARTICLE I
                             OBJECT OF THE AGREEMENT

     The Seller wishes to sell to the Buyer and the Buyer wishes to purchase from the Seller, in accordance with the terms and conditions hereof, certain parts (hereinafter referred to as "Product" or "Products") which are to be ordered by the Buyer from time to time and which are specified in Appendix 1 hereto and which are manufactured and/or marketed by the Seller in accordance with the specifications (HEREINAFTER REFERRED TO AS "Specifications") provided in Appendix 2 hereto.


                                    ARTICLE 2
                                     PRODUCT

2.1  The Products to be supplied hereunder are specified in Appendix 1 hereto.

2.2 The Parties may, upon mutual agreement, amend Appendix 1 to include any new item to, or to delete any item from the definition of Product.

2.3 Notwithstanding Clause 2.2 above, the Buyer may, upon notice to the Seller, delete any item from the definition of Product for the following reasons:

          (1) Standardization of the Buyer's components and/or products;

          (2) The particular item may no longer be used by the Buyer due to changes in production, production methods and/or products; and

          (3) The particular item does not meet the Specifications and/or causes serious quality problems in the Buyer's products.

2.4 Appendix 1 hereto includes a list of the Products and Buyer-specific components thereof which the parties mutually agree shall be kept in buffer stock by the Seller. The Parties may mutually agree to amend the buffer stock levels and to add new Products and Buyer-specific components to be kept in buffer stock by he Seller.

2.5 The Seller agrees to inform the Buyer of any export or re-export restrictions relating to the Products

2.6. The Seller agrees that it will not make, have made, use or sell under the patents or using the technical data generated under the Development Agreement, dated as January 8, 1996, between TRW and Nokia (the "Development Agreement"), as specifically set forth in Article 17 of the Development Agreement, Buyer or Nokia-specific 18 GHz or 38 GHz package designs, ____ Buyer or Nokia-specific transceiver modules or Buyer or Nokia-specific DC/ALC/IF board designs developed as a result of performance under the Development Agreement to parties other than the Buyer or Nokia, without the express written consent of the Buyer.


                                    ARTICLE 3
              PURCHASE COMMITMENT AND SUBSEQUENT PURCHASE ESTIMATES

3.1 The Seller hereby agrees to sell to the Buyer and the Buyer hereby agrees to buy from the Seller, on and subject to the terms and conditions contained in this Agreement, the Products listed in Appendix 1.

3.2 The Buyer shall buy from the Seller and Seller agrees to sell the Buyer no less than the minimum quantities of Products set forth in Appendix 1.

3.3 Other than with respect to the minimum quantities of Products as referenced in Clause 3.2 above, the Parties hereto acknowledge that the purchase volumes determined in Appendix 1 are regarded as estimates only based on the best assumptions of the Buyer, it being agreed however, that under no circumstances, except as set forth in Clause 3.2 above, shall such estimates be regarded as binding purchase orders on behalf of the Buyer hereunder.

3.4 Notwithstanding the before said under Clause 3.3, the Buyer may provide the Seller with a specific purchase forecast for a fixed period of time as shall be agreed from time to time between the Parties. Such purchase forecast shall not, however, be regarded as a binding order.

                                    ARTICLE 4
                                     ORDERS

4.1 The Buyer shall place written orders for the Products by telefax. The Seller shall forthwith and not later than one (1) week thereafter send the Buyer and Buyer's designee, Nokia, a confirmation of the order. The Seller shall not have the right to refuse to supply the Parts ordered by the Buyer in accordance with the purchase quantities referred to in Clause 3.2 above.

4.2 In case either the Buyer's order or the Seller's confirmation of order contains terms and conditions not mutually agreed upon between the Parties as set forth herein, such terms and conditions shall be regarded null and void in respect of such order.


                                    ARTICLE 5
                                     PRICES

5.1  RESERVED

5.2  The prices are specifically determined in Appendix 1 hereto.

5.3 The prices as set forth in Appendix 1 shall remain unchanged during the period identified therein.

     Notwithstanding the beforesaid, it is agreed however, that in case the Buyer exceeds the estimated purchase quantities referred to in Clause 3.2 above, then the fixed prices shall be renegotiated to take into accord the revised purchase quantities; in the case where the Buyer does not meet the estimated purchase quantities referred to in Clause 3.2 above, then the fixed prices also shall be renegotiated.

5.4  [Reserved]

5.5 All changes in prices shall become effective for all orders placed after such change in price.

5.6 All prices are exclusive of all taxes and expressed in USD. All duties, levies and income taxes imposed by any governmental authorities of the United States in respect of payments due herein shall be to the account of Seller. All duties, levies and taxes imposed by the authorities of Finland in respect of payments due herein shall be to the account of Buyer.


                                    ARTICLE 6
                                TERMS OF PAYMENT

     The Buyer shall pay for the Products within sixty (60) days from the date of the Seller's invoice, provided always, that the Buyer or Buyer's designee, Nokia, has, prior to payment, received the Products in agreed amounts and in acceptable condition; provided, however, that the Buyer or Buyer's designee, Nokia, shall advise the Seller, within two (2) weeks of its receipt of the

Products, if the Products are not in acceptable condition. Payment shall be made within sixty (60) days of Buyer's receipt of Seller's invoice for the relevant Products by electronic transfer of immediately available funds to Seller's account as follows:

                             [ADD ENDWAVE ACCT INFO]

     In the event that payment is not made within such sixty (60) days, Buyer shall pay a penalty of twelve (12) per cent per annum, not to exceed the rate of one (1) per cent per month, of the amount owed to Seller.


                                    ARTICLE 7
                                TERMS OF DELIVERY

7.1  The terms of delivery are:
     FCA loaded Diamond Springs, CA. Incoterm ECA is modified pursuant to paragraph 7.3.

7.2  The forwarding agent in Finland is Oy Huolintakeskus Ab.
     The forwarding agent in USA is Emery Worldwide.

7.3 Notwithstanding Clause 7.1 hereof, risk of loss, title to, beneficial ownership of, right of possession to, and all property rights in the Products to be delivered hereunder shall remain with the Seller and pass to Buyer's designee, Nokia, at the point of entry into Finland (but prior to unloading or customs inspection at such point).


                                    ARTICLE 8
                                     PACKING

     Products are to be packed properly to withstand transportation and when applicable, as required and instructed by the Buyer. Prices for the Products shall include the cost of packing and/or protection required to prevent damage to the Products during transportation. The Seller agrees to indemnify the Buyer against any damage that the Products may suffer due to improper packing.


                                    ARTICLE 9
                                 DELIVERY TIMES

9.1  The agreed delivery times are of the essence in this Agreement.

9.2 The schedule terms are as described in Appendix 4. Shipment shall be made strictly as per the orders (requested quantity and delivery time).

9.3 In case the Seller cannot deliver the Products in accordance with the agreed delivery time, the Seller shall, not less than ten working days prior to the agreed delivery time, inform the Buyer thereof in writing stating the reason for the delay and propose a new date for delivery.

9.4 In case the Parties have not agreed on a new date of delivery in accordance with

Clause 9.3 above, and in case the respective delivery of the Products is delayed ten (10) working days or more from the agreed delivery time due to reasons solely attributable to the Seller, the Buyer shall have the right to cancel the respective order without any liability to the Seller. Should the Buyer in any such case purchase the respective Products from a third party supplier, then the Seller shall be liable to compensate the Buyer up to the value of the respective order.

9.5 In case the Buyer does not wish to exercise the right of cancellation provided under Clause 9.4 above, then in case of delays in delivery attributable to the Seller, the Buyer shall be entitled to [*].

9.6 Notwithstanding Clause 9.5 above, in case the Seller fails to notify the Buyer of the delay in accordance with Clause 9.3 above and the Buyer does not wish to exercise the right of cancellation provided under Clause 9.4 above, then the Seller shall be obliged to pay to the Buyer liquidated damages equivalent to the liquidated damages that Buyer shall owe to Nokia under the Nokia Agreement..

9.7 The liquidated damages determined above in Clauses 9.5 and 9.6 and in Clause 11.2 below, or Buyer's right to cancel an order pursuant to Clause 9.4, shall constitute Buyer's exclusive remedy in respect of delays in delivery under this Agreement. The Buyer shall not be obligated to show evidence to the Seller in respect of having suffered actual damage as a result of the delay in delivery in order to claim the liquidated damages. The Buyer shall be entitled to deduct the liquidated damages from any payments to be made to the Seller under this Agreement, and the Seller shall be obliged, upon request by the Buyer, to provide the Buyer with a credit advice therefor.


                                   ARTICLE 10
                          RESCHEDULING AND CANCELLATION

10.1 The Buyer may, without additional costs, upon notice to (the Seller not less than three (3) weeks prior to the intended date of delivery, re-schedule the respective delivery to take place within a four (4) month period following the intended date of delivery.

10.2 The Buyer may, without additional costs, upon notice to the Seller not less than seven (7) weeks (according to the normal lead time of each Product) prior to the intended date of delivery, cancel the respective delivery.

10.3 In the event of delivery cancellation, the Seller shall submit to the Buyer, and the Buyer shall pay to the Seller, the costs incurred by the Seller in support of Buyer-specific components and the price, as defined in Appendix 1, of Products in buffer stock of any completed Products incurred by the Seller in connection with such cancellation, as supported by a detailed written statement and supporting documentation (such as a Seller-incurred cost report and vendor invoices), and, if requested by the Buyer, verified to the Buyer by the Seller's independent auditors at the Buyer's expense. Upon payment of such amount, the Buyer shall have no further liability towards the Seller in connection with such delivery cancellation.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ARTICLE 11
                                   INSPECTIONS

11.1 The Buyer, or the Buyer's designee, Nokia, shall inspect the Products upon delivery to ascertain correct quantities and whether there exists any visible damage in the Products delivered. The Seller agrees to replace all faulty Products, at Seller's expense, and deliver additional Products in order to meet the correct quantities without delay. In any such cases, the relevant incoming inspection report will be given to the Seller without delay. The Buyer, or the Buyer's designee, Nokia, shall return immediately the rejected Products to the Seller unless otherwise agreed upon between the Parties. Return of the Parts shall be made at the Seller's expense.

11.2 Without affecting the generality of the beforesaid in Clause 11.1, the Buyer, or the Buyer's designee, Nokia, may use statistical sampling methods in the incoming inspection as is specifically determined under Appendix 3 hereto. In case the delivered Products do not pass this inspection, then the Buyer, or the Buyer's designee, Nokia, has the right to reject the whole particular delivery. In any such case, the Buyer shall have the option to either (i) demand the Seller to forthwith replace the rejected delivery or (ii) cancel the respective delivery without any liability thereof to the Seller. In case of replacement by the Seller of the rejected delivery, then the Seller shall be obliged to pay the Buyer liquidated damages in accordance with Clause 9.5 above calculated from the date of original delivery to the date of replacement delivery as Buyer's sole remedy for Seller's breach of its obligations under this Clause 11.2.

11.3 Notwithstanding Clause 11.2, in case the Buyer or Nokia wishes to sort a delivery that has failed the inspection referred to above in Clause 11.2 in order to ascertain whether certain Products may nevertheless be suitable (or use by the Buyer), then the Buyer or Nokia may do so upon agreement with the Seller of the compensation of the additional costs accrued thereof to the Buyer.

11.4 In certain cases, the Buyer and the Seller may agree, that the Seller shall undertake the incoming inspection of the Parts on behalf of the Buyer. In any such case, the procedures determined in Appendix 3 shall be strictly followed.


                                   ARTICLE 12
                              QUALITY REQUIREMENTS

     The Seller has established quality requirements together with the Buyer (hereinafter referred to as "Quality Requirements"), set forth in Appendix 3, which describe the various measures Seller shall undertake in order to meet the quality requirements and specifications for this Agreement. Seller's obligations under this Agreement shall be performed in accordance with those Quality Requirements


                                   ARTICLE 13
                                FACILITY SURVEYS

     Each of the Buyer and Nokia reserves the right, by itself or through its appointed representative, during regular business hours and following reasonable notice to the Seller, to review the Seller's physical facilities and the Seller's quality control procedures, both prior to first delivery of the Products under this Agreement and periodically thereafter, in order to assure compliance with the requirements of Appendices 2 and 3. The right determined herein above shall also apply to the Buyer's and Nokia's customers. The Seller shall maintain quality control procedures mutually agreement upon by the Parties as a result of such facility survey. In the event that the Buyer or Nokia determines, in good faith, during any facility survey, that the quality procedures applied by the Seller are insufficient to insure consistent acceptable quality as set forth in Appendices 2 and 3, then the Buyer or Nokia shall specifically inform the Seller thereof and request corrective measures to be undertaken by the Seller. The Seller hereby agrees to undertake any such mutually agreed upon corrective measures without delay. Seller agrees to request its subcontractors to comply with the requirements of this Article 13 as they relate to the work to be performed by such subcontractors.


                                   ARTICLE 14
                                    WARRANTY

14.1 The Seller shall give a warranty for a period of [*] from delivery (hereinafter referred to as the "Warranty Period") for the Products supplied hereunder. The warranty period provided hereunder shall include that the Products supplied shall be new and unused, (free from defects in material and workmanship and shall meet the Specifications (Appendix 2) and Quality Requirements (Appendix 3).

14.2 The Seller shall repair or replace, at its own option and cost and without delay, all Products that fail to satisfy the foregoing warranty within the Warranty Period.

14.3 In case more than [*]of the Products in a particular delivery prove to be defective within the Warranty Period, then the Seller shall, at its own cost and without delay, replace the respective remaining Products of that particular delivery with new ones and this warranty shall apply to such replacement Products for the unexpired portion of the Warranty Period or [*], whichever is longer.

14.4 With reference to Clause 14.2 above, in case the Parties mutually agree that the Buyer shall undertake the repair or replacement of such defects on behalf of the Seller, then the Seller shall compensate the Buyer for the costs accrued thereof.

14.5 THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL, WRITTEN, EXPRESS, IMPLIED, OR STATUTORY. IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY SHALL NOT APPLY. SELLER'S WARRANTY OBLIGATIONS AND BUYER'S REMEDIES HEREUNDER (EXCEPT AS TO TITLE) ARE SOLELY AND EXCLUSI\TELY AS STATED HEREIN.


                                   ARTICLE 15
                                PRODUCT LIABILITY

     Notwithstanding the above in Article 14, the Seller shall be liable for damage to property other than the Products and/or to persons caused by a manufacturing defect in the Products for which the Seller is solely responsible. The Seller shall compensate the Buyer for any damage that the Buyer shall be obliged to pay to its customer or any other by court or arbitration award or by

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

settlement out of court; provided, however, that the total liability of the Seller on any such claim, whether in contract, tort (including sole or concurrent negligence), or otherwise, arising out of, connected with, or resulting from such manufacturing defect [*]. The Buyer shall, and at the cost of the Seller, assist the Seller against any product liability claim with reasonable efforts.


                                   ARTICLE 16
                          DISCONTINUATION OF PRODUCTION

     If the Seller shall, at any time during the validity of this Agreement or thereafter, discontinue to manufacture any specific Products, a notice to this respect must be given to the Buyer and Nokia [*] prior to the intended date of discontinuation, in order to give the Buyer a chance to place an end-of-life order before the discontinuation. Such Products shall be delivered in one or more partial deliveries in accordance with the Buyer's instructions within [*] from the order date.


                                   ARTICLE 17
                            ENVIRONMENTAL MANAGEMENT

     Nokia endeavors to comply with the principles of the Business Charter for Sustainable Development (published by the International Chamber of Commerce in
1991) for environmental management. The Buyer encourages the adoption of the principles therein by (he Seller and its subsuppliers. The Buyer may, where appropriate, request improvements in the Seller's practices to ensure compliance with the said principles.


                                   ARTICLE 18
              INDUSTRIAL PROPERTY RIGHTS AND PATENT INDEMNIFICATION

18.1 Ownership of the copyright in all drawings, specifications, manuals, documents, data, and software provided by one Party hereto to the other under this Agreement shall remain with the Party first referred to above but the receiving Party shall be deemed to have the right to use such copy right for the performance of the Agreement hereunder.

18.2 Seller agrees that it shall to the extent its design is concerned, at its own expense and at its option, defend or settle any claim, suit, or proceeding brought against Buyer, Nokia or any customer of Buyer or Nokia, based on an allegation that a Product furnished under this Agreement constitutes a direct or a contributory infringement of any claim of any patent, mask work, or copyright, which exists as of the date of this Agreement. This obligation shall be effective only if Buyer shall have made all payments then due and if Seller is notified of said allegation promptly in writing and given authority, information, and assistance for the settlement or defense of such claim, suit, proceedings. Seller shall pay all damages and costs assessed in such suit or proceedings. In the event of a final adjudication by a court of competent jurisdiction that its Product infringes or violates any third party intellectual property right or if the use or sale thereof is enjoined, or if the provisions of any negotiated settlement Agreement prohibit the use of the Product, Seller shall at its sole option and its own expense, use commercially reasonable efforts to either: (a) procure for Buyer the right to continue using the Product; (b) replace it with a substantially equivalent non-infringing

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Product; or (c) modify it so it becomes non-infringing but substantially equivalent.

18.3 The foregoing indemnity does not apply to the following: (1) Infringement by a combination of Products furnished under this Agreement with other parts not furnished hereunder unless Seller is a contributory infringer; (2) Infringement resulting from changes or modifications made to or from the Part by Buyer or Nokia; and (3) Any settlements of a claim, suit, or proceeding made without Seller's written consent.

18.4 The foregoing states the entire liability of Seller with respect to infringement or violation of third party intellectual property rights in connection with Parts furnished under this Agreement.

18.5 In the event any Product to be furnished under this Agreement is to be made in accordance with drawings, samples or manufacturing specifications designated by Buyer or Nokia and is not the design of Seller, Buyer agrees to defend to the extent Buyer's or Nokia's design is concerned, indemnify and hold Seller harmless to the same extent and subject to the same requirements as set forth in Seller's indemnifications of Buyer as set forth in Section 18.2 above.


                                   ARTICLE 19
                                 CONFIDENTIALITY

19.1 Each Party (`Receiving Party') shall not disclose to third parties nor use for any purpose other than for the proper fulfillment of this Agreement any technical or commercial information (`Information') received from the other Party (`Disclosing Party') in whatever form under or in connection with this Agreement without the prior written permission of the disclosing Party except information which

     (a) was in the possession of the Receiving Party prior to disclosure hereunder; or

     (b) was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or

     (c) was disclosed by a third party without breach of any obligation of confidentiality owed to the Disclosing Party; or

     (d) was independently developed by personnel of the Receiving Party having no access to the Information.

19.2 The provisions of this Article 19 shall survive the termination of this Agreement for whatsoever reason.


                                   ARTICLE 20
                                  FORCE MAJEURE

20.1 Neither Party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure.

20.2 Events of Force Majeure are events beyond the control of the Party which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, strikes, lock-outs and other general labor disputes, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy and materials.

20.3 In the event that the delay or non-performance of either Party hereto continuous for a period of six (6) months due to reasons of Force Majeure, then either Party shall have the right to terminate this Agreement with immediate effect.


                             ARTICLE 21
                      EFFECTIVE DATE AND TERM

21.1 This Agreement shall become valid and effective on the date of signature hereof and shall remain valid until July 23, 2001.

21.2 RESERVED

21.3 The termination of this Agreement in accordance with Clause 22.1 below shall not affect the delivery of the Products, in accordance with the terms and conditions hereof, which have been ordered and confirmed prior to the termination.

21.4 At the conclusion of this Agreement Seller shall promptly submit to Buyer, and Buyer shall pay to Seller, the total costs incurred by Seller in supporting the Buyer-specific components in buffer stock and the price of Products held in buffer stock detailed in Appendix 1 and Clause 2.4, as supported by a detailed written statement and supporting documentation (such as Seller incurred cost report and vendor invoices), as determined in accordance with Seller's standard accounting practices and, if requested by Buyer, verified to Buyer by Seller's independent auditors at Buyer's expense. Upon payment of such amount, Buyer shall have no further liability towards Seller in connection with this Agreement.



                             ARTICLE 22
                       PREMATURE TERMINATION

22.1 In the event that a Party hereto is in default of a material obligation under this Agreement and fails to remedy such default within a reasonable time fixed by the non-defaulting Party (which period shall not be less than thirty
(30) days) in a written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then the non-defaulting Party shall have the right to terminate this Agreement with immediate effect after the expiry of the period fixed. In the event of bankruptcy, receivership or comparable procedure under applicable bankruptcy Ordinance of a Party hereto or in case the default is not capable of being remedied within a reasonable time (which period shall not be less than thirty (30) days) then the non-defaulting Party may terminate this Agreement forthwith.

22.2 The termination of this Agreement in accordance with Clause 22.1 above, shall also terminate the carrying out of any outstanding orders, whether confirmed or not.

22.3 In the event of termination by Seller for Buyer's nonpayment as stated in Clause 22.1, Seller shall promptly submit to Buyer, and Buyer shall pay to Seller, the total costs incurred by Seller of Buyer-specific components and work-in-process, and the price, as defined in Appendix 1, of any completed Products in buffer stock, incurred by Seller in connection with such cancellation, as supported by detailed written statement and supporting documentation (such as Seller incurred cost report and VENDOR invoices), and ,if requested by Buyer, verified to Buyer by Seller's independent auditors at Buyer's expense. Upon payment of such amount, Buyer shall have no further liability towards Seller in connection with such nonpayment.


                                   ARTICLE 23
                    APPLICABLE LAW AND SETTLEMENT OF DISPUTES

23.1 This Agreement shall be governed by the laws of the State of California. In addition, the United Nations Convention on the International Sale of Goods (the Vienna Convention) shall apply to all sales contracts pertaining to the Parts between the Parties.

23.2 Any and all disputes arising out of or in connection with this Agreement shall be finally settled according to commercial arbitration rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with the Rules of that organization. The arbitration proceedings shall be conducted in Los Angeles, CA in the English language. The arbitration award shall be final and binding on the Parties.


                                   ARTICLE 24
                                FINAL PROVISIONS

24.1 Neither Party shall assign or transfer to any third party, without the prior written consent of the other Party, this Agreement or any of its share or interest therein. Such consent shall not be unreasonably withheld in case of assignment to an affiliate of the assigning Party, on condition that the assigning Party shall remain fully responsible towards the other Party for the proper fulfillment of this Agreement.

24.2 This Agreement contains the entire understanding between the Parties in respect of this matter and all previous correspondence, memoranda, minutes of meetings, offers, enquiries and other documents exchanged between the Parties prior to the date of this Agreement shall be cancelled and superseded by this Agreement.

24.3 In addition to this Agreement the following documents are hereby made part of this Agreement:

     APPENDIX 1 Parts, Purchase volumes and Prices

     APPENDIX 2 Specifications

     APPENDIX 3 Quality Requirements

     APPENDIX 4 Operating Model

     In case of any discrepancies between the above documents, the text of this Agreement document shall always prevail over any of the Appendices (with the exception of Appendix 4) or the Schedules thereto. The terms and conditions of Appendix 4 hereto shall alter the contents of this Agreement only to the extent expressly stated in Appendix 4. All other conditions of this Agreement shall remain unchanged. The Appendices shall apply in the order set forth above.

24.4 Alterations or amendments to this Agreement shall be made in writing with the signature or both parties.

24.5 The following persons shall act as the representatives of the Parties regarding notices, performance, extension, termination and changes in respect of this Agreement.

     REPRESENTING THE SELLER: Endwave Corporation
                              321 Soquel Way
                              Sunnyvale, CA 94086


     REPRESENTING THE BUYER:  TRW Inc.
                              Space & Electronics Group

                              One Space Park
                              Redondo Beach, CA 90278 USA

24.6 [RESERVED]

24.7 Notwithstanding any other provision of this Agreement, neither Party shall under any circumstances be liable for any indirect nor consequential damage howsoever arising under or in connection with this Agreement, except in cases of intentional misconduct or gross negligence

     24.8 No failure or delay of either Party in exercising its rights hereunder (including but not limited to the right to require performance of any provision of this Agreement) shall be deemed to be a waiver of such rights unless expressly made in writing by the Party waiving its rights.

     24.9 In the event that any provision of this Agreement shall be held invalid as contrary to any law, statute or regulation in that regard, the invalidity of such provision shall in no way affect the validity of any other provision of this Agreement and each and every provision shall be severable from each and every other.

     24.10 Buyer agrees that it shall not knowingly sell, transfer, or deliver, directly or indirectly, and part of portion of the Products or related documentation supplied by Seller pursuant to this Agreement to any person or organization in any country where such sale, transfer, or delivery by Buyer would be prohibited by law or regulation nor or hereafter in effect which imposes any restrictions on United States trade with foreign countries. Seller's obligations hereunder are conditioned upon Seller's obtaining, from the appropriate agencies or departments of the United States Government, all export licenses and other governmental permits that may be required by law to enable Seller to export the Parts supplied by Seller pursuant to this Agreement. Seller agrees to take all reasonable steps to obtain such licenses and permits. In the event that the required approvals are not granted, withdrawn, or not extended, then either party may terminate this Agreement and such termination for purposes of determination of costs shall be considered caused by Force Majeure as defined in Article 20 of this Agreement.

24.10 The headings used in this Agreement are inserted for convenience only and shall not affect the interpretation of the respective provisions of this Agreement

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

/s/ EDWARD A. KEIBLE, JR.                        /s/ WESLEY G. BUSH
----------------------------                     --------------------------

SIGNED FOR
AND ON BEHALF                                    TRW Inc.
OF                                               Space & Electronics Group

Endwave                                          Division
Corporation


SIGNED FOR
AND ON BEHALF
OF

APPENDIX 1           PARTS, PURCHASE VOLUMES AND PRICES
APPENDIX 2           SPECIFICATIONS
APPENDIX 3           QUALITY REQUIREMENTS
APPENDIX 4           ROLLING FORECAST

                                   APPENDIX 1

                   PARTS/PRODUCTS, PURCHASE VOLUMES AND PRICES


     1. PRICES

     1.1 UNIT PRICE FOR 18/38 and 23/26 GHz MODULES

               The agreed unit prices for cumulative order volume are as follows

                                       [*]

          The per unit pricing above is based on [*]and the number of units delivered by the Seller hereunder. For example, if on the date hereof, Nokia has alreeady ordered from the Buyer under the Nokia Agreement[*].

     2. PURCHASE COMMITMENT VOLUME

               The Buyer commits to purchase volume of [*] provided however, the production capability of the Seller to start shipments at below stated week of each frequency band at following table defined estimated level. The customer demand levels will be given in the bi-weekly sent Rolling Forecast and the agreed committed maximum capacity may be reviewed in the monthly management meetings and will be in alignment relative to the Rolling Forecast and the general business outlook. The minimum order commitment takes into account the number of units previously ordered by Nokia under the Nokia Agreement. For example, if on the date hereof, Nokia has already ordered from the Buyer under the Nokia Agreement [*] the minimum number of additional units (18/38 GHZ and 23/26 GHZ units combined) that the Buyer must order hereunder will be an [*]. To the extent that the Buyer fails to order such minimum amount, the Seller agrees that the only liability that the Buyer shall have to the Seller is assignment of the contractual claim that the Buyer has against Nokia under the Nokia Agreement for failure to procure the requisite minimum orders thereunder.

               The units manufactured for the rate demonstration will be shippable products according to the product specification. The same procedure will take place always when taking a new frequency product to the volume production.

               The committed volume is divided to different frequency bands as follows

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                   I)       18/38 Ghz                               [*]
                   II)      23/26 Ghz                               [*]


                   Minimum order quantity / frequency band is [*] and if the total order volume of I) or II) exceeds the above mentioned amount then the other will diminish accordingly and the total commitment will stay as agreed [*]. As indicated above, [*]

--------------------------------------------------------------------------------

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   APPENDIX 2

                                 SPECIFICATIONS

                                      [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   APPENDIX 3

                              QUALITY REQUIREMENTS                         1(1)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL


QUALITY REQUIREMENTS FOR PRODUCTION AGREEMENT OF MMIC-MODULES

1. PURPOSE

     The purpose of this document is to incorporate the manufacturing and the quality control process of the Seller into one entity, in a way that makes it possible to dispense with the Buyer and Nokia's receipt control as a routine procedure and normally forward the Products directly to production. The aim is to develop quality systems in a joint effort to the point where the Seller can assume full responsibility for his activities and for the quality of his products. In this way, the Buyer and Nokia's quality policy with regard to their Sellers is fulfilled (i.e. responsibility for quality is on the party carrying out the task). Both the Buyer and Nokia and the Seller regard the fulfillment of the final consumer's expectations and needs as the basis of their business operation. Their mutual business relations are considered enduring and the aim is to be successful together.

2. APPLICATION

This quality document is complementary to General conditions of Purchase. This document applies to all components, units and devices supplied by the Seller to the Buyer and Nokia (hereinafter referred to as "the Products").

3. DUTIES

In order to build up a fruitful co-operation, the parties assume the following duties:
A. The Buyer and Nokia

- Inform the Seller of any development projects that will have notable influence on the formers Seller relations.

- Create the conditions, as far as is in his power, for mutually beneficial business relations

-    Disclose the quantities for and the nature of deliveries in good time

- Supply, with every order of a new product, written documentation giving the expected quality requirements. In co-operation with the Seller the Buyer and Nokia make sure that the requirements are unambiguous.

- Inform the Seller of reasons that are attributable to the latter and may result in the termination of business relations, early enough to allow the Seller to take the necessary measures in order to eliminate the said reasons.

NOKIA
                                                QUALITY REQUIREMENTS        2(2)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL

B. The Seller

- Engages himself to produce and to deliver Products that comply with the quality requirements agreed upon and to respect the agreed delivery times.

-    Keeps an up-to-date list of his approved Sellers.

- Provides evidence of ISO 9000 certification and permits control visits at his premises with reference to deliveries to the Buyer and Nokia.

- Assumes responsibility for the quality of all his deliveries up to ex carrier including responsibility for products purchased as raw materials from his own Seller. Concerning the quality of the product up to the final consumer, this is not valid if previous integration of the products into the system or mishandling had caused a failure.

- Informs the Buyer and Nokia without delay of any circumstances that may affect his deliveries or business relations.

-    Provides the Buyer and Nokia with the quality records when requested.

- Continuously develops his quality systems and the quality of his products, in an effort to satisfy the needs of the final consumer.

- Responsibility cannot be assured if the Quality of the Product is compromised by any kind of failure propagation (electrical, mechanical, functional, mishandling) from the System to the Product.

4. QUALITY ASSURANCE

     The Seller shall run an effective quality system capable of assuring that the requirements will be fulfilled. The quality system shall be in accordance with international quality standards ISO 9000 (EN 29000).

     Seller shall to the extent and within the time frames requested by the Buyer and Nokia send to the Buyer and Nokia a report of the results of the quality assurance measures described in the Seller's quality system documentation. Seller shall present agreed reports monthly. The reports shall cover the observations set out in the quality inspection program described in the Sellers Quality Plan.

     When a reported result deviates from the quality level according the incoming inspection plan, Seller shall, when requested, inform the Buyer and Nokia of the measures that Seller

NOKIA
                                                QUALITY REQUIREMENTS        3(3)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL

     has taken or will take in order to achieve the said quality level. Representatives of the Buyer and Nokia or the end user shall have the right to visit now and then the factories of the Seller or his subcontractors in order to observe the quality assurance or to make sure that the procedures and rules described in Seller's quality system documentation or Quality Plan are followed. Seller shall, when requested, demonstrate the working places and the instructions that are used during the production of the product.

5. QUALITY PLAN

     The Seller shall produce a total Quality Plan for the Product (according to ISO 9000) and deliver it to the Buyer and Nokia's quality assurance personnel at least two months prior to the commencement of production. The documentation shall clearly state the criteria that will be employed when releasing items to the Buyer and Nokia or when releasing items from any stage of production to next.

6. INSPECTION AND CONTROL

     The Buyer and Nokia donot accept any faulty [defective] Products. They have the right to return all faulty Products, regardless of at which stage of production the fault has been detected.

     Representatives of the Buyer and Nokia and the end user shall have the opportunity of visiting the factory of the Seller or his subcontractor before and during the production phase to inspect the production of the equipment to be supplied and to carry out any measurements considered necessary.

     The incoming inspection will be based on standard IEC410 (MIL-STD 105 E) and Nokia Telecommunications Quality Requirements. The sampling plan will be General inspection level II, single sample, AQL 2,5 for visual inspection. If the amount of defective products[*] in electrical incoming inspection or in the production test process, the delivery lot will be rejected. Defective product returned to the Seller will be at the cost of the Seller.

7. RELIABILITY

     The Seller's quality system shall clearly set out the procedures to be followed during the design and production of the product in order to prevent any departure from the Seller's internal reliability criteria.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

NOKIA
                                                QUALITY REQUIREMENTS        4(4)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL

     Seller shall analyze field data of MWUs provided by Buyer and Nokia to verify that MTBF and Expected Lifetime for MWUs are within the specification. In the case that any adverse deviation from specification is identified Seller shall immediately start and implement all the necessary preventive and corrective actions for future shipments to meet expected lifetime and MTBF.

     If requested by the Buyer and Nokia, the Seller shall provide a list of materials, which are used in the Product to the Buyer and Nokia's component quality assurance personnel. If unreliable materials or components are found, the Seller shall make appropriated modifications to prevent any possible reliability problems.

8. WARRANTY AND AFTER-SALES SUPPORT

8.1 Seller shall give a warranty for Products for a period specified in the Production Agreement. The warranty shall cover any defects in design, engineering, software, materials and workmanship of the Products. Defective units identified during said period shall be repaired or replaced free of charge to the Buyer and Nokia by Seller within the Production Agreement agreed time scales after receiving such Product to Seller's premises. The replaced or repaired Product shall be delivered to the Buyer and Nokia at the cost of the Seller.

8.2 Repairs and replacements covered by the above mentioned warranty shall be warranted to be free from defects in design, engineering, software, materials and workmanship as defined by Production Agreement.

8.3 Post-warranty repairs during the period of [*] after the last delivery shall be effected at "reasonable repair charges". A "reasonable repair charge" means [*]. Any repair, the cost of which to Seller that exceeds the "reasonable repair charge" shall not be performed by Seller, unless Seller agrees to perform such repair. Seller may choose whether to repair the defaulting product or to provide a new product to replace the defaulting product.

8.4 In the event that a Customer of the Buyer and Nokia requires a warranty period longer than agreed upon by the Parties hereunder Seller shall provide such extra warranty as long as the extra cost of such warranty is mutually agreed by the Parties.

8.5 A sufficient stock of spare Products will be made available to meet Buyer and Nokia's requirements. The quantities and price of this stock to be mutually agreed upon by Buyer and Nokia and Seller.

8.6.1 Within the Warranty period, if the percentage of defective Product in a particular delivery exceeds the maximum allowed by the Production Agreement, the Seller shall, at its own

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

NOKIA
                                                QUALITY REQUIREMENTS        5(5)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL

       cost and without delay, replace the respective remaining Products of that particular delivery with new ones and this warranty shall apply to such replacement Products for the unexpired portion of the Warranty Period or as defined by Production Agreement.

8.6.2 In the event that Seller would be unable to fulfill any of its obligations under clause 8.0 of this Document within 90 days, the Buyer and Nokia may take the corrective measures itself or through any other Manufacturer at the expense of the Seller.

8.7 In any case, repairs of all the individual units shall be duly documented in writing.

8.8 Seller shall inform Buyer and Nokia according to Production Agreement if it intends to stop manufacturing any units or spare parts for the Product in operation. At the same time Seller shall offer to supply Products that Buyer and Nokia will require for future needs. The offer shall be based on reasonable and agreed prices and commercial conditions.


9. COMPLAINTS

     In case of complaint, the Buyer and Nokia inform the Seller of the detected fault [defect] in writing within 14 days from its detection. On this occasion, the Buyer and Nokia and the Seller agree on the measures to be taken, such as:

     - The Buyer and Nokia return the rejected lot to the Seller at the Seller's expense

     - The Buyer and Nokia sort out the rejected lot at the Seller's expense and returns the faulty Products to the Seller, who either replaces them with faultless [conforming] Products or makes a credit note on the whole sum, depending on the Buyer and Nokia's choice.

     - The Seller sorts out the lot and replaces the faulty Products on the Buyer and Nokia's or customer's premises in a time schedule mutually agreed between the parties.

     - The Buyer and Nokia have the right to invoice the Seller for mutually agreeable controlling and handling cost involved.


10. MODIFICATIONS

     In accordance with paragraph 3, the Parties must inform in writing each other of any modifications concerning electrical components and raw materials as defined in the Seller supplied Project Parts Lists. The parties are under obligation to verify that the information

NOKIA
                                                QUALITY REQUIREMENTS        6(6)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL

     provided is unambiguous and, in case ambiguities exist, to contact the other party without delay in order to straighten them out. If required, a sample must be submitted for approval.

11  NO PREJUDICE

     Neither the presence of Buyer and Nokia's representatives nor any express or implied acceptance of e.g. work, materials, components, equipment or method of manufacturing nor the fact that the Buyer and Nokia or their representatives have not brought any defect or deficiency to the attention of the Seller or his representatives shall relieve Seller from its obligations under this Document to perform according to and to meet all requirements set out in this Document or prejudice any warranty of the Seller under this Document.

12 SECRECY

     To the extent applicable laws so prescribe and collective bargaining agreements so permit Buyer and Nokia will treat as secret all information about Seller's or his subcontractor's production.

13 BUSINESS SECRETS

     Both parties respect each other's business secrets and will not disclose the information received to any third party.

14 QUALITY METRICS

     The purpose of quality metrics and reports is to evaluate the effectiveness of key processes during manufacturing, delivery and maintenance phases of MMIC-modules. The key process targets are regularly checked and the corrective actions defined in the case of process deviations.
     Quality metrics of competition sensitive data shall be available for review but not delivered in written forms.

NOKIA
                                                QUALITY REQUIREMENTS        7(7)
Cellular Transmission                            APPENDIX 3
                                                  3/5/98

                                                                    CONFIDENTIAL

-------------------- --------------------- -------------------------------------------- -----------
PROCESS PHASE        METRICS               DESCRIPTION                                  TARGET
-------------------- --------------------- -------------------------------------------- -----------
MANUFACTURING        SPC VALUES            TO BE AGREED                                 TBD
PHASE
-------------------- --------------------- -------------------------------------------- -----------
MANUFACTURING        [*]                   [*]                                          TRW
PHASE                                                                                    and
                                                                                        Supplier
                                                                                        Mutually
                                                                                        Agreed
                                                                                        Targets
                                                                                        TBD
                                           [*]
-------------------- --------------------- -------------------------------------------- -----------
MANUFACTURING        [*]                   [*]                                          TBD
PHASE
                                           [*]                                          TBD

                                           [*]                                          [*]
                                                                                        TBD
-------------------- --------------------- -------------------------------------------- -----------
DELIVERY PHASE       [*]                   [*]                                          [*]

                                           [*]
-------------------- --------------------- -------------------------------------------- -----------
                     [*]                   [*]                                          [*]

                                           [*]
-------------------- --------------------- -------------------------------------------- -----------
OPERATION AND        [*]                   [*]                                          [*]FITs
MAINTENANCE
-------------------- --------------------- -------------------------------------------- -----------
                     [*]                   [*]                                          One
                                                                                        Month
-------------------- --------------------- -------------------------------------------- -----------
                     [*]                   [*]                                          TBD

                                           [*]
-------------------- --------------------- -------------------------------------------- -----------

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

NOKIA

                                                     REPORT            1(23)
Radio Access Systems(RAS)                            MWU Specifications
System Development (SD)                              15.02.1999 Mko
Markku Koivisto                                      Confidential

                                   APPENDIX 4

                                 OPERATING MODEL

Cellular Transmission                                    Operating model between
                                                         CT and SUPPLIER

                    OPERATING MODEL BETWEEN CT AND SUPPLIER

INTRODUCTION

The Operating Model between the CT plant and the suppliers describes the main operating principles between CT and suppliers, subcontractors and vendors. It is a logistics appendix to the purchasing contracts. All logistics principles can be developed, taught and updated more systematically with the help of this document between CT and suppliers.

The cursive text in the operating model will be updated in the purchasing agreement negotiations and the right parts of the operating model will be chosen by the SUPPLIER and the BUYER. The operating model will be used in purchases relating to Cellular Transmission. In case of any discrepancies between the Operating model and the text of Purchasing agreement or its other appendixes, the terms of the Operating model shall always prevail.

1.       FORECASTING

1.1.1    VARIABLE

                  The SUPPLIER must always have the capacity to deliver based on previously informed maximum capacity. The following flexibilities are in use between the BUYER and the SUPPLIER. The BUYER has also some flexibility with the customers.


                  The BUYER AND NOKIA will forecast the need for the different variables also for longer period than 20 weeks, but a commitment to the demand is given for 2 weeks. After that the next 2 weeks the BUYER has the right to change the variables +/-50%.

                  MIX:

                  0-2 weeks: Mix is fixed         = commitment by the BUYER
                  3-4 weeks: +/-50% flexibility for
                             weekly forecast      = 50% commitment by the BUYER.
                  Week 5>:   Unfixed mix          = no commitment by the BUYER

                  VOLUME:

                  0-2 weeks: Volume is fixed      = commitment by the BUYER
                  3-4 weeks: +/-50% flexibility
                  in weekly volumes               = 50% commitment by the BUYER.

                  NOTE! The BUYER AND NOKIA ARE allowed to increase up to the maximum capacity from the 3rd week onwards. i.e. the SUPPLIER needs to always have flexibility
                             E. Exact delivery dates and quantities are known only after the weekly order.

Cellular Transmission                                    Operating model between
                                                         CT and SUPPLIER

         The BUYER specific components are listed here:

                  [*]


                  [*]


                  [*]


                  [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Cellular Transmission                                    Operating model between
                                                         CT and SUPPLIER

                  The BUYER will commit to buffer stock of these components up to 2 weeks 100% according to the forecast plus 6 weeks according to the agreed maximum capacity.

                  SENDING THE ROLLING FORECAST

                  The BUYER AND/OR NOKIA will send the forecast bi-weekly for following 6 months and monthly update the forecast for following 12 months.

                  CONFIRMATION OF THE ROLLING FORECAST

                  The SUPPLIER will confirm to Buyer and Nokia the forecast sent by the BUYER AND/OR NOKIA within max. 5 working days.

                  MAXIMUM CAPACITY

                  Maximum capacity and buffer stock levels will be agreed in the yearly contract negotiation and will be reviewed and agreed if needed in the monthly management meetings to remain in alignment relative to the Rolling Forecast and the general business outlook.

2.       ORDERING

         2.1      EDI               (LONG TERM DEVELOPMENT)

                  Official orders are made automatically. If the serial number label is used and the information is generated by NOKIA'S MRP II system and delivered to the SUPPLIER. The SUPPLIER is responsible for sticking the BUYER's AND/OR NOKIA'S serial number labels onto the unit. The information on the serial number label and in the unit's flash memory has to be same.

         2.2      PURCHASE ORDER BY FAX

                  A purchase order is based on NOKIA'S MRP II system and delivered to the SUPPLIER after the Purchase Order creation. The BUYER OR BUYER'S DESIGNEE, NOKIA, will send the order documentation by fax 5 working days before scheduled delivery week. The BUYER's aim is to send (or have sent by Nokia) the fax on Monday by 4 p.m. Helsinki time. The SUPPLIER shall confirm the order within 1 working day. If the BUYER has not received the confirmation within the agreed time, the BUYER AND NOKIA shall consider the order confirmed. The SUPPLIER is responsible for sticking the BUYER's AND/OR NOKIA'S serial number onto the unit if asked by the BUYER OR BUYER'S DESIGNEE, NOKIA.

3.       DELIVERY

         3.1      VARIABLE

                  The following requirements need to be ensured:

                  -Minimum lead-time for the weekly order is 5 working days

Cellular Transmission                                    Operating model between
                                                         CT and SUPPLIER

                  -Orders are made once a week on Monday by 4 p.m. Helsinki time

                  -Delivery dates according to the order.

                  -Delivery from the Emergency Stock within 24 hours

4.       INSPECTION

         4.1      Inspection

                  The SUPPLIER is responsible for 100% quality. Both functional and visual inspection will be made by the SUPPLIER. The BUYER AND/OR NOKIA may do a functional and visual inspection if needed. The BUYER AND/OR NOKIA will arrange the quality training if needed.

                  The BUYER AND/OR NOKIA is also allowed to audit both the visual and electrical inspection performed by the SUPPLIER.

                  The electrical tests and visual inspections are made according to Appendix 2 Specifications and Appendix 3 Quality Requirements.

5.       INVOICING

                  An invoice has to be created for each delivery, but it is also possible to collect invoices and send them to the BUYER afterwards. The invoice has to include at the very least THE following information:

                  - Invoicing address:

                           -TRW SPACE & ELECTRONICS GROUP, ACCOUNTS PAYABLE,
                            ------------------------------------------------
                            P.O. BOX 922, EL SEGUNDO, CALIFORNIA 90245
                            -----------------------------------------

                  -NOKIA TRW purchase order number and purchaser.

                  -Terms of payment (currency).

                  -Bankers:

                         -Name of bank.
                         -Account number.

                  -Suppliers contact information.

                  -Delivery or shipment day.

                  -Country of origin and dispatch:

Cellular Transmission                                    Operating model between
                                                         CT and SUPPLIER

                  -Mention whether the goods are in free circulation within the
                   EU countries or not.

                  -Description of goods:

                     -General product identification
                     -Suppliers type
                     -NTC-code

                  -Invoicing currency and it's international abbreviation

                  -VAT-code:

                     -For example Finland FI01011203, Sweden SE516401891201 and
                      Germany DE812035381.

                  -The SUPPLIER has their own customer number for every Nokia site.

                  -Barcode if available

                  -Shipment details

                     -Net and gross weight.
                     -Dimensions of each package.
                     -Number of packages.

                  -Terms of delivery by Incoterms 1990.

                  -Number of waybill.

                  -Forwarder and it's representative in country of departure.

                  -Customs tariff code.

                  -Delivery note number.

         5.1      RESERVED

                  Netting is recommended for use with foreign suppliers. Below is a general description about netting.

Cellular Transmission                                    Operating model between
                                                         CT and SUPPLIER


6.       SYSTEM IMPROVEMENT

                  The target of this chapter is to achieve cost efficiency from both sides -the BUYER and the SUPPLIER. The targets for the following issues are clarified in other chapters of this document. However even tighter targets in the long run will be set at least for delivery accuracy, delivery time/call off time and product price. Those targets will be set after the realization of the present targets has been monitored. Each target will be set case by case.

                                                                  6/2000

                  Delivery accuracy                               xx

                  Call off lead-time                              xx

                  Quality                                         xx

                  Price                                           xx

                  Failure reports and                             xx
                   corrective actions

                  Fixed period                                    xx

                  THIS TABLE WILL BE UPDATED 6 MONTHS AFTER THE START OF THE VOLUME PRODUCTION

7.       FORWARDING AND TRANSPORTATION METHODS

                  Transportation and responsibility according to the terms of delivery. The BUYER AND/OR NOKIA will define the forwarding agents and transportation method in the weekly orders.

8.       COMMON MEASUREMENTS

         8.1      Measured by the BUYER AND/OR NOKIA

                  The BUYER AND/OR NOKIA will do the following measurements ONCE A MONTH:

              1.  DELIVERY ACCURACY (DA)


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                  -Time period is +/- 3 days.

                  Formula:

                  =(received of promised PO's in a time period/promised PO's in a time period) *100

              2.  DELIVERY COMPLETENESS

-        Time period is +/- 3 days.

                  Formula:

                  =(quantity of delivered items in a time period/total quantity of ordered or called off items) * 100

              3.  CUSTOMER SATISFACTION

                  The customer satisfaction chart gives a rating for the following areas with a maximum mark of 20 for each (max. 100 in total, the target is 95):

                  -Early warning of technical changes

                  -Early warning of non-deliveries

                  -Quick response to changed demands

                  -Quick response to inquiries

                  -Quick response to corrective actions

                  The scoring system for this chart is as follows:

                  -0 - 5 marks for a poor performance

                  -6 - 10 marks for a fair performance

                  -11 - 14 marks for a satisfactory performance

                  -15 - 18 marks for a good performance

                  -19 - 20 marks for an excellent performance

              4.  RECEIVED AND REJECTED MATERIAL

                  In the received and rejected material chart. There are reported received material in FIM and rejected material in %
                  (pcs).

         8.2      Measured by the SUPPLIER



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              To be required from the SUPPLIER in the future:

              1.  DELIVERY ACCURACY (DA)

                  -Time period is +/- 1 day.

                  Formula:

                  =(shipped items of promised PO's in a time period/promised PO's in a time period) *100

              2.  DELIVERY COMPLETENESS

                  -Time period is +/- 1 day.

                  Formula:

                  =(quantity of delivered items in a time period/total quantity of ordered or called off items *100

              3.  BUFFER LEVELS

                  The SUPPLIER delivers information of agreed buffer items to the BUYER AND NOKIA ONCE A MONTH.

9.       PACKING

         9.1      MWU shipping package requirements

                  MWU shipping package have to fulfill following requirements:

                  The whole package have to be 100% antistatic including packing tape and extra filling.

                  The packing material should be recyclable (Material and needed markings from manufacturer).

                  The package must have ESD-warning notices.

                  Single unit packing, double packing as an option (MWU's for one radio hop in the same package).

                  Package note including the correct serial numbers of the units.

                  Package markings according "LABEL SPECIFICATION FOR PACKAGES" NESS 099B60.

                  The boxes should be strong enough to remain undamaged during the transportation. The boxes should be flat on all sides.


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                  The markings on the top of each shipment unit should include at least:

                  -Dispatcher and address

                  -Receiver and address

                  IF THE PACKAGING DOES NOT MEET THESE REQUIEMENTS A CLAIM WILL BE LODGED AGAINST THE SUPPLIER.

                  THE GOODS should be packed in boxes of maximum dimensions:

                  Height                    22 cm

                  Width                     45 cm

                  Length                    50 cm

                  Maximum weight            20 kg

         9.2      Packing List

                  Packing list should include the following labeling:

                  1. SUPPLIER's name and mailing address

                  2. NOKIA'S name and address

                    o Delivery address

                    o Mailing -and invoicing address

                    o If needed precise location (for example production line or warehouse)

                  3. Nokia purchasing order number (in written and barcode form)

                  4. Nokia's order position (in written and barcode form)

                  5. Identification information for the goods

                    o  Nokia type

                    o  Nokia code (in written and barcode form)

                    o  Manufacturer type

                  6. Item quantity (in written and barcode form)

                  7. Quantity of packages

                  8. Terms of delivery (Incoterms 1990)


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                  9. Date of consignment

                  10.Production date or other traceability code (in written and barcode form)

                  11.Packing list number (in written and barcode form)

                  NOTE!

                  -The lowest level of package should contain only one Nokia code.

         9.3      Waybill

                  Waybill should contain waybill number in written, barcode form and all other necessary information.

         9.4      Identification of MWU

                  9.4.1    Identification in electrical formal

                           -Nokia code

                           -Serial number including manufacturing date
                            (week/year)

                           -Manufacturing date (week/year) of chip

                           -Unit version/stepping

                           -Frequency band Rx/Tx

                           -Calibration data

                  9.4.2    Identification in printed format

                           -Text format:

                           -Nokia code

                           -Serial number including manufacturing date
                            (week/year) (height 5mm)

                           -Frequency, for example "38 GHz"  (height 10mm)

                           -Frequency band, for example:

                                 Rx/Tx=37058-37338/38318-38598 MHz  (height 5mm)

                           -Unit version/stepping  (height 5mm)


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                           -Barcode format according to NESS 099B60

10.      RETURN AND REJECTED MATERIALS

         10.1     Return and rejected materials

                  In the case of defective products, the SUPPLIER is responsible for taking the necessary action to avoid more damage. This and the explanation of actions to be taken have to be made within [*] from the reclamation. Within [*] the SUPPLIER has to ship, based on the delivery terms DDU NOKIA'S premises, new products which will replace the defective ones. The BUYER AND/OR NOKIA will return defective products based on the delivery term Ex works at BUYER's AND/OR NOKIA'S premises. SUPPLIER shall inform the BUYER AND NOKIA the SUPPLIER's forwarding agent (e.g. UPS) and the customer number. The BUYER AND NOKIA shall inform the SUPPLIER the awb number, the date of the return shipment and the copy of the proforma invoice by fax. The SUPPLIER shall send a credit note for defective products or return the units[*].

                  The SUPPLIER has to provide a failure analyses report of the returned products.

[GRAPHIC]

11.      CONTACT PERSONS

         THE BUYER                         RESPONSIBLE        TEL.
         ---------                         -----------        ----
         ALL ISSUES                        MAUREEN MILLER     +310.813.7701

         NOKIA

                - Production issues        Asko Remes         +358 9 51127752
                - Technical issues         Hans Somerma       +358 9 51127735
                - Quality control          Asko Remes         +358 9 51127752
                - Commercial issues        Merja Leinonen     +358 9 51127298


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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         The SUPPLIER

                - Production issues        Mike Roush         +530 6425934
                - Technical issues         Duncan Smith
                - Quality control          John Esqurra       +530 6425442
                - Commercial issues        Peggy Willis       +530 6425406


12.      VOLUME INCREASE

                  The SUPPLIER has to clarify what equipment investment and personnel training is needed in each capacity step and how long it takes.

                  Total maximum production capacity will be given by the BUYER and Nokia.

                  INVESTMENT STEP 01

                  EQUIPMENT INVESTMENTS

                  WHAT EQUIPMENTS ARE NEEDED TO INCREASE VOLUME FROM 0 TO 01? WHAT IS THE DELIVERY AND IMPLEMENTATION TIME?

                  PERSONNEL TRAINING

                  HOW MANY PERSONS MORE ARE NEEDED? HOW LONG RECRUITMENT AND TRAINING WILL TAKE?

                  SPACE

                  IS THERE ENOUGH SPACE TO REACH 01 LEVEL CAPACITY? HOW LONG SPACE INCREASING WILL TAKE?

                  INVESTMENT STEP 02

                  EQUIPMENT INVESTMENTS

                  WHAT EQUIPMENTS ARE NEEDED TO INCREASE VOLUME FROM 01 TO 02? WHAT IS THE DELIVERY AND IMPLEMENTATION TIME?

                  PERSONNEL TRAINING

                  HOW MANY PERSONS MORE ARE NEEDED? HOW LONG RECRUITMENT AND TRAINING WILL TAKE?

                  SPACE

                  IS THERE ENOUGH SPACE TO REACH 02 LEVEL CAPACITY? HOW LONG SPACE INCREASING WILL TAKE?

                  INVESTMENT STEP 03

                  EQUIMENT INVESTMENTS


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                  WHAT EQUIPMENTS ARE NEEDED TO INCREASE VOLUME FOR 02 TO 03?
                  WHAT IS THE DELIVERY AND IMPLEMENTATION TIME?

                  PERSONNEL TRAINING

                  HOW MANY PERSONS MORE ARE NEEDED? HOW LONG RECRUITMENT AND TRAINING WILL TAKE?

                  SPACE

                  IS THERE ENOUGH SPACE TO REACH 03 LEVEL CAPACITY? HOW LONG SPACE INCREASING WILL TAKE?

                  ETC.

                  THE INVESTMENT STEPS WILL BE UPDATED LATEST 6 MONTHS AFTER THE PRODUCTION STARTS.